Exhibit 23(j)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated July 31, 2000, and to all references to our Firm included in or made a part of this Registration Statement of Neuberger Berman Fasciano Fund.



/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP

Chicago, Illinois
October 26, 2001


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                                                                   Exhibit 23(j)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 97 to the Registration Statement (Form N-1A, No. 2-11357) of Neuberger Berman Equity Funds, and to the incorporation by reference of our reports dated August 3, 2001 and October 5, 2001 on Neuberger Berman Fasciano Fund (a series of Neuberger Berman Equity Funds) included in the June 30, 2001 and August 31, 2001 Annual Reports to Shareholders of Neuberger Berman Equity Funds, respectively.


                                                       /s/ Ernst & Young LLP
                                                       ---------------------
                                                       ERNST & YOUNG LLP


Boston, Massachusetts
October 29, 2001